Exhibit 99.1

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with all other such undersigned, on behalf of the Reporting Persons (as defined in the joint filing), of a statement on Schedule 13D with respect to the common shares, no par value per share, including common shares in the form of American Depositary Shares, each representing one common share, of BRF—Brasil Foods S.A., and that this agreement be included as Exhibit 99.1 to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: March 13, 2013	TARPON INVESTIMENTOS S.A.

	By:	/s/ José Carlos Reis de Magalhães Neto
		Name:	José Carlos Reis de Magalhães Neto
		Title:	Chief Executive Officer

TARPON GESTORA DE RECURSOS S.A.

	By:	/s/ José Carlos Reis de Magalhães Neto
		Name:	José Carlos Reis de Magalhães Neto
		Title:	Executive Officer

JOSÉ CARLOS REIS DE MAGALHÃES NETO

	By:	/s/ José Carlos Reis de Magalhães Neto